UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2018

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	08-2130269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 402-0600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01. Entry into a Material Definitive Agreement.

On June 7, 2018, FAT Brands Inc. (the “Company”) entered into a Subscription Agreement for the issuance and sale to Trojan Investments, LLC (the “Offering”) of 800 units (the “Units”), with each Unit consisting of (i) 100 shares of the Company’s newly designated Series A Fixed Rate Cumulative Preferred Stock (the “Series A Preferred Stock”) and (ii) a warrant to purchase 125 shares of the Company’s Common Stock (the “Warrants”) at $8.00 per share. The sales price of each Unit was $10,000, resulting in gross proceeds to the Company from the initial closing of $8,000,000. The Company may conduct additional closings of Units up to an aggregate of $10,000,000 for an additional 90 days, resulting in a maximum issuance of 100,000 shares of Series A Preferred Stock and Warrants to purchase a maximum of 125,000 shares of Common Stock.

In connection with the Offering, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with the initial investor in the Offering, containing customary representations and warranties. The Company also entered into a Registration Rights Agreement under which the Company agreed to prepare and file a registration statement (the “Resale Registration Statement”) with the Securities and Exchange Commission (“SEC”) to register for resale the Series A Preferred Stock and shares of Common Stock issuable upon exercise of the Warrants or conversion of the Series A Preferred Stock. The Company also agreed, among other things, to indemnify the selling holders under the Resale Registration Statement from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

In connection with the Offering, the Company and its parent company, Fog Cutter Capital Group, Inc. (“FCCG”), entered into an Investor Rights and Voting Agreement under which: (i) holders of Preferred Stock will have the right to appoint one observer to attend all meetings of the Company’s Board of Directors in a nonvoting observer capacity; (ii) investors in the Offering agreed to vote shares of the Company’s Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) in the same manner as FCCG; and (iii) investors in the Offering granted to FCCG a right of first refusal with respect to certain transfers of the Warrants and a right of first offer with respect to certain transfers of the Warrant Shares.

The representations, warranties and covenants contained in the Subscription Agreement were made solely for the benefit of the parties to the Subscription Agreement and may be subject to limitations agreed upon by the contracting parties. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Subscription Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Subscription Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Subscription Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Offering was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the investors in the Offering represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives.

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The foregoing descriptions of the Warrants, Subscription Agreement, Registration Rights Agreement and Investor Rights and Voting Agreement are qualified in their entirety by reference to the forms of such agreements, copies of which are filed as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the Offering and the issuance of the Series A Preferred Stock included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 8, 2018, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Rights and Preferences of Series A Fixed Rate Cumulative Preferred Stock (the “Certificate of Designation”), designating a total of 100,000 shares of Series A Preferred Stock. The Certificate of Designation contains the following terms pertaining to the Series A Preferred Stock:

Dividends

Holders of Series A Preferred Stock will be entitled to receive cumulative dividends on the $100.00 per share stated liquidation preference of the Series A Preferred Stock, in the amount of (i) cash dividends at a rate of 9.9% per year, plus (ii) deferred dividends equal to 4.0% per year, payable on the Mandatory Redemption Date (defined below).

Voting Rights

As long as any shares of Series A Preferred Stock are outstanding and remain unredeemed, the Company may not, without the majority vote of the Series A Preferred Stock, (a) alter or change adversely the rights, preferences or voting power given to the Series A Preferred Stock, (b) enter into any merger, consolidation or share exchange that adversely affects the rights, preferences or voting power of the Series A Preferred Stock, (c) authorize or increase any other series or class of stock that has rights senior to the Series A Preferred Stock, or (d) waive or amend the dividend restrictions in Sections 3(d) or 3(e) of the Certificate of Designation. The Series A Preferred Stock will not have any other voting rights, except as may be provided under applicable law.

Liquidation and Redemption

Upon (i) the five-year anniversary of the initial issuance date (June 8, 2023), or (ii) the earlier liquidation, dissolution or winding-up of the Company (the “Mandatory Redemption Date”), the holders of Series A Preferred Stock will be entitled to cash redemption of their shares in an amount equal to $100.00 per share plus any accrued and unpaid dividends.

In addition, prior to the Mandatory Redemption Date, the Company may optionally redeem the Series A Preferred Stock, in whole or in part, at the following redemption prices per share, plus any accrued and unpaid dividends:

(i)       On or prior to June 30, 2021: $115.00 per share.

(ii)      After June 30, 2021 and on or prior to June 30, 2022: $110.00 per share.

(iii)     After June 30, 2022: $100.00 per share.

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Holders of Series A Preferred Stock may also optionally cause the Company to redeem all or any portion of their shares of Series A Preferred Stock beginning any time after the two-year anniversary of the initial issuance date for an amount equal to $100.00 per share plus any accrued and unpaid dividends, which amount may be settled in cash or Common Stock of the Company, at the option of the holder. If a holder elects to receive Common Stock, the shares will be issued based on the 20-day volume weighted average price of the Common Stock immediately preceding the date of the holder’s redemption notice. The Certificate of Designation limits the number of shares of Common Stock that are issuable to any holder’s election to redeem for Common Stock, such that all such issuances plus all Warrant Shares would not exceed 19.99% of the Company’s issued and outstanding shares of Common Stock on the initial issuance date, unless approval of the Company’s stockholders is first obtained.

The foregoing description of the terms pertaining to the Series A Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.1	Certificate of Designation of Rights and Preferences of Series A Fixed Rate Cumulative Preferred Stock
4.1	Form of Warrant to Purchase Common Stock
10.1	Subscription Agreement, dated June 7, 2018
10.2	Registration Rights Agreement, dated June 7, 2018
10.3	Investor Rights and Voting Agreement, dated June 7, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FAT Brands Inc.

Date: June 13, 2018	By:	/s/ Andrew A. Wiederhorn
Andrew A. Wiederhorn
Chief Executive Officer

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